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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78453, 333-74515, 333-50877 and 333-50841) and the
Registration Statement on Form S-3 (No. 333-5535) of our report dated February 20, 1998 with respect to the financial statements of Medical & Technical Research Associates, Inc. for the year ended December 31, 1997 included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                           /s/ Rogers, Suleski & Associates, LLC


March 30, 2000